UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2010

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2010, the Compensation and Option Committee (the "Committee") of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (the "Company") approved an increase in value for the annual equity grant from $100,000 to $125,000 to be given to each non-employee director under the Company’s 2004 Long Term Incentive Plan. The annual equity grant is delivered 50% in stock units and 50% in stock options, with the number of options to be awarded to be determined by dividing the value by the average of the high and low price of the Company’s shares on the date of grant and multiplying by 2.5; and the number of stock units to be awarded to be determined by dividing the value by the average of the high and low price of the Company’s shares on the grant date.

On February 26, 2010, the Committee also approved an increase in the annual cash fee from $10,000 to $12,500 for the chairperson of all committees of the Board of Directors of the Company other than the Audit Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

March 3, 2010	By:	Kristen Prohl

Name: Kristen Prohl
Title: Assistant Secretary